UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2015

CRAWFORD & COMPANY

(Exact name of registrant as specified in its charter)

Georgia	1-10356	58-0506554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

1001 Summit Blvd., Atlanta, Georgia		30319
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 300-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Crawford & Company (the “Company”) and David A. Isaac are party to that certain employment agreement, dated July 1, 2011 (the “Employment Agreement”), pursuant to which Mr. Isaac serves as the Company’s Executive Vice President, Chief Executive Officer, Garden City Group, LLC., which is the subsidiary of the Company that comprises the Company’s Legal Settlement Administration segment.

The Employment Agreement continues through December 31, 2015, and contains a provision for automatic one-year renewals thereof, unless advance notice of nonrenewal is given by either party as provided for therein. In accordance with the terms thereof, the Company has given notice to Mr.Isaac of its intent to not renew the Employment Agreement beyond its current term, which will expire on December 31, 2015.

On December 8, 2015, the Company issued a press release relating to its employment relationship with Mr. Isaac and certain other executive officers of Garden City Group, LLC. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a) Exhibits. The following exhibit is furnished with this report:

Exhibit No.	Description

99.1	Press release dated December 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY

By:	/s/ R. Eric Powers, III
	Name:	R. Eric Powers, III
	Title:	Vice President

Date: December 8, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 8, 2015.